Exhibit (c)(21)

Exhibit (c)(21)
CONFIDENTIAL
Goldman Sachs
INVESTMENT BANKING DIVISION
Project Baseball Discussion Materials
Goldman, Sachs & Co.
January 16, 2017
Goldman Sachs does not provide accounting, tax, or legal advice. Notwithstanding anything in this document to the contrary, and except as required to enable compliance with applicable securities law, you (and each of your employees, representatives, and other agents) may disclose to any and all persons the US federal income and state tax treatment and tax structure of the transaction and all materials of any kind (including tax opinions and other tax analyses) that are provided to you relating to such tax treatment and tax structure, without Goldman Sachs imposing any limitation of any kind.

CONFIDENTIAL
Goldman Sachs
Disclaimer
INVESTMENT BANKING DIVISION
These materials have been prepared and are provided by Goldman Sachs on a confidential basis solely for the information and assistance of the Board of Directors (including the Transaction Committee of the Board of Directors) of Royals (the “Company”) in connection with their consideration of the matters referred to herein. These materials and Goldman Sachs’ presentation relating to these materials (the “Confidential Information”) may not be disclosed to any third party or circulated or referred to publicly or used for or relied upon for any other purpose without the prior written consent of Goldman Sachs. The Confidential Information was not prepared with a view to public disclosure or to conform to any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations, and Goldman Sachs does not take any responsibility for the use of the Confidential Information by persons other than those set forth above. Notwithstanding anything in this Confidential Information to the contrary, the Company may disclose to any person the US federal income and state income tax treatment and tax structure of any transaction described herein and all materials of any kind (including tax opinions and other tax analyses) that are provided to the Company relating to such tax treatment and tax structure, without Goldman Sachs imposing any limitation of any kind. The Confidential Information has been prepared by the Investment Banking Division of Goldman Sachs and is not a product of its research department.
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The Confidential Information does not address the underlying business decision of the Company to engage in any transaction (or of the Board of Directors of the Company or the Transaction Committee of the Board of Directors of the Company to make any recommendation concerning any transaction), or the relative merits of any transaction or strategic alternative referred to herein as compared to any other transaction or alternative that may be available to the Company. The Confidential Information is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Goldman Sachs as of, the date of such Confidential Information and Goldman Sachs assumes no responsibility for updating or revising the Confidential Information based on circumstances, developments or events occurring after such date. The Confidential Information does not constitute any opinion, nor does the Confidential Information constitute a recommendation to the Transaction Committee of the Board of Directors of the Company, the Board of Directors of the Company, any security holder of the Company or any other person as to how to vote or act with respect to any transaction or any other matter. The Confidential Information, including this disclaimer, are subject to, and governed by, any written agreement between the Company, the Board of Directors of the Company and/or any committee thereof, on the hand, and Goldman Sachs, on the other hand.
1

CONFIDENTIAL
Goldman Sachs
Table of Contents
INVESTMENT BANKING DIVISION
I. Review of Braves Proposal and Market Context
II. Illustrative Financial Analyses of Royals
III. Review of Stand-alone Braves and Illustrative Combination Analysis
Appendix A: Other Supplemental Materials
2

CONFIDENTIAL
Goldman Sachs
INVESTMENT BANKING DIVISION
I. Review of Braves Proposal and Market Context

CONFIDENTIAL

Goldman Sachs

Comparison of Braves Initial vs. Current Offer

INVESTMENT BANKING DIVISION

	Braves 20-Oct Offer	Braves 10-Jan Offer
Cash Offer Per Share	**$ 24.13**	**$ 29.44**
Ordinary Share Exchange Ratio	*0.5502 x*	*0.5260 x*
ADS Exchange Ratio	**0.2751 x**	**0.2630 x**
Implied Value of Stock Offer Per Share as of 13-Jan-17[1]	**$ 31.71**	**$ 30.30**
Implied Transaction Share Price as of 13-Jan-17[1]	**$ 55.84**	**$ 59.74**
Change in Cash Value Per Share vs. Initial		**$ 5.31**
Change in Stock Value Per Share vs. Initial		**$(1.41)**
Increase vs. Initial		**$ 3.90**
% Change vs. Initial		*7.0 %*
Implied Transaction Share Price as of 20-Oct-16[2]	**$ 56.50**	**$ 60.39**
% Change vs. Initial		*6.9 %*

Note: Braves announced on 13-Jan-17 that it would adjust the ADS to a 1-1 ratio (from 2 BAT shares to 1 ADS currently) effective 06-Feb and the Merger Agreement currently provides for an automatic adjustment (i.e. post 06-Feb the ADS exchange ratio in the contract will be the same as the common shares).

[1] 20-Oct Offer based on Braves closing price of £47.30 and USD / GBP exchange rate of 1.2186x as of 13-Jan-17 per Bloomberg. 10-Jan Offer based on ADS value of $115.21 as of 13-Jan-17 per Bloomberg. Implied value of offer based on UK market close as of 13-Jan-17 was $59.76 (based on Braves ordinary share price of £47.30 and USD / GBP exchange rate of 1.2186x).

[2] 20-Oct Offer represents implied value on 20-Oct-16 based on Braves ordinary share price of £48.03 and USD / GBP of 1.2250x per Braves offer letter dated 20-Oct-16. 10-Jan Offer represents implied value on 20-Oct-16 based on Braves ADS equivalent intraday trading value of $117.69 as of time offer as of 20-Oct-16 per Bloomberg.

Review of Braves Proposal and Market Context 4

CONFIDENTIAL

Goldman Sachs | INVESTMENT BANKING DIVISION

Overview of Braves Offer

($ in millions, except per share data)

	Standalone: Royals		Standalone: Braves		20-Oct Offer Implied By		10-Jan Offer Implied By	
					20-Oct-16	13-Jan-17	20-Oct-16	13-Jan-17
USD / GBP					*1.2250 x*	*1.2186 x*	*1.2250 x*	*1.2186 x*
Braves Reference Price (Ordinary Shares as of 20-Oct Offer / ADS as of 10-Jan Offer)[1]					$ 58.84	$ 57.63	$ 117.69	$ 115.21
Ordinary Share Exchange Ratio[2]					*0.5502 x*	*0.5502 x*	*0.5260 x*	*0.5260 x*
ADS Exchange Ratio[3]							0.2630 x	0.2630 x
Implied Value of Stock Offer Per Share					$ 32.37	$ 31.71	$ 30.95	$ 30.30
Cash Offer Per Share	20-Oct-16	13-Jan-17	20-Oct-16	13-Jan-17	$ 24.13	$ 24.13	$ 29.44	$ 29.44
Implied Transaction Share Price[4]	$ 47.17	$ 55.97	£ 48.03	£ 47.30	$ 56.50	$ 55.84	$ 60.39	$ 59.74
Premium To Pre-Offer Price (20-Oct-2016)					19.8 %	18.4 %	28.0 %	26.6 %
Illustrative Equity Value[5]	$ 67,493	$ 80,205	£ 56,087	£ 49,944	$ 80,846	$ 80,019	$ 86,412	$ 85,608
Enterprise Value[5]	$ 78,713	$ 91,104	£ 74,517	£ 66,292	$ 92,066	$ 90,918	$ 97,632	$ 96,507
Enterprise Value / 9-30-16 LTM EBITDA	13.8 x	15.9 x	14.1 x	12.6 x	16.1 x	15.9 x	17.1 x	16.9 x
Enterprise Value / 2016E EBITDA	13.2	15.3	12.8	11.3	15.4	15.3	16.4	16.2
Enterprise Value / 2017E EBITDA	12.3	14.2	11.4	10.1	14.3	14.2	15.2	15.0
2016E P / E	20.5 x	24.3 x	19.5 x	19.2 x	24.6 x	24.3 x	26.3 x	26.0 x
2017E P / E	18.5	21.9	17.3	16.8	22.2	21.9	23.7	23.4
Royals Shareholders Ownership					19.6 %	19.6 %	18.9 %	18.9 %
Braves Shareholders Ownership					80.4 %	80.4 %	81.1 %	81.1 %

- 0.5% decrease in GBP
- 1.5% decrease in Braves share price in GBP
- 2.1% decrease in Braves ADS price
- 6.4% stock value decrease
- 22.0% cash offer increase
- 6.9% increase as of undisturbed date
- 7.0% increase as of latest offer date

Source: Bloomberg, IBES, Royals Management team projections as first provided to GS on 29-Oct-2016 and approved for its use ("Royals Management Plan") and other information provided by Royals Management
Note: Estimate Multiples based on IBES estimates as of respective pricing date.
[1] "20-Oct Offer" reference price represents Braves closing price multiplied by USD / GBP exchange rate as of respective pricing date as Braves proposal dated 20-Oct-2016 specifies ordinary shares as the equity consideration. "10-Jan Offer" reference price represents Braves ADS as of respective pricing date as the draft Merger Agreement, (the "Merger Agreement") specifies ADSs as the equity consideration.
[2] Represents exchange ratio based on Braves ordinary shares.
[3] Represents exchange ratio based on Braves ADSs, Braves announced on 13-Jan-17 that it would adjust the ADS to a 1-1 ratio (from 2 BAT shares to 1 ADS currently) effective 06-Feb and the Merger Agreement currently provides for an automatic adjustment (i.e. post 06-Feb the ADS exchange ratio in the contract will be the same as the common shares)
[4] Braves and Royals standalone represents closing price as of 20-Oct-2016 and 13-Jan-2017, respectively.
[5] Royals share count as of 20-Oct-2016 represents the 30-Sep-2016 share count per Royals Management, and the share count as of 13-Jan-2017 is as per the Merger Agreement. Braves share counts as of 20-Oct-2016 and 13-Jan-2017 are as per Braves' investor relations website (basic shares outstanding) and as per Braves' annual report (options dilution). Braves quotes enterprise value of $93bn in proposal dated 20-Oct-2016. Braves EV adjusted for ~42% equity stake in Royals and 30% equity stake in ITC Ltd.

Review of Braves Proposal and Market Context 5

CONFIDENTIAL

Goldman Sachs | INVESTMENT BANKING DIVISION

Offer Value Sensitivity Based on Braves Share Price and FX Rates

$29.44 Cash / Share | 0.5260x Ordinary Share Exchange Ratio / 0.2630x ADS Exchange Ratio

Implied Braves ADS Value[1]

Braves Share Price (Δ%)		USD / GBP (Δ%): (5.0)% 1.1577 x	- 1.2186 x	5.0 % 1.2795 x
(10)%	£ 42.54	$ 98.50	$ 103.69	$ 108.87
-	£ 47.27	$ 109.45	$ 115.21	$ 120.97
10 %	£ 52.00	$ 120.39	$ 126.73	$ 133.06

Implied Offer Value / Share[2]

Braves Share Price (Δ%)		USD / GBP (Δ%): (5.0)% 1.1577 x	- 1.2186 x	5.0 % 1.2795 x
(10)%	£ 42.54	$ 55.35	$ 56.71	$ 58.07
-	£ 47.27	$ 58.22	$ 59.74	$ 61.25
10 %	£ 52.00	$ 61.10	$ 62.77	$ 64.44

Implied P / 2017 E EPS[3]

Braves Share Price (Δ%)		USD / GBP (Δ%): (5.0)% 1.1577 x	- 1.2186 x	5.0 % 1.2795 x
(10)%	£ 42.54	21.7 x	22.2 x	22.8 x
-	£ 47.27	22.8 x	23.4 x	24.0 x
10 %	£ 52.00	24.0 x	24.6 x	25.3 x

Implied EV / 2017 E EBITDA[3]

Braves Share Price (Δ%)		USD / GBP (Δ%): (5.0)% 1.1577 x	- 1.2186 x	5.0 % 1.2795 x
(10)%	£ 42.54	14.0 x	14.4 x	14.7 x
-	£ 47.27	14.7 x	15.0 x	15.4 x
10 %	£ 52.00	15.3 x	15.7 x	16.1 x

Source: Public filings, Royals Management Plan
Note: £47.27 represents implied Braves ordinary share price based on Braves ADS closing price of $115.21 and USD / GBP of 1.2186x as of 13-Jan-17.
*[1] Assumes Braves ADS is equal to Braves Share Price * USD / GBP Exchange Ratio * 2.*
*[2] Calculated as the Braves ADS value * ADS exchange ratio of 0.2630 plus the cash value per share of the offer of $29.44.*
[3] Assumes 1,432.6mm diluted shares outstanding per Merger Agreement and net debt of $10,899 (including $12,950mm debt and $2,051mm cash) # per Royals Management Plan.

Review of Braves Proposal and Market Context 6

CONFIDENTIAL
Goldman Sachs
Implied Value of Braves Proposals Since Original Offer Date
INVESTMENT BANKING DIVISION
Stock Price
$65 $60 $55 $50 $45
As of 20-Oct-2016¹
Implied Value of 10-Jan Offer: $60.39/share Implied Premium to 20-Oct-2016 Price: 28.0%
20-Oct Offer Premium:
19.8%
20-Oct-2016
Day Prior to Original Offer Date
$ 59.74
$ 56.50
$ 55.97
$ 55.84
30-Sep-2016 15-Oct-2016 30-Oct-2016 14-Nov-2016 29-Nov-2016 14-Dec-2016 29-Dec-2016 13-Jan-2017
Royals Implied Value of 10-Jan Braves Offer Implied Value of 20-Oct Braves Offer Implied Value of 20-Oct Braves Offer as of 20-Oct-2016
Source: Bloomberg as of 13-Jan-2017
Note: 20-Oct offer assumes fixed $24.13 cash per share, a 0.5502x ordinary share exchange ratio, and a USD / GBP of 1.2250x per Braves offer letter dated 20-Oct-16. 10-Jan offer assumes $29.44 cash per share and 0.2630x ADS exchange ratio based on Braves ADS share price of $115.21 as of 13-Jan-2017 per Bloomberg.
¹ Represents implied value on 20-Oct-16 based on Braves ADS equivalent intraday trading value of $117.69 as of time offer as of 20-Oct-16 per Bloomberg.
Review of Braves Proposal and Market Context 7

CONFIDENTIAL
Goldman Sachs
Implied Value of Braves 10-Jan Offer Over Time
INVESTMENT BANKING DIVISION
Stock Price
$65 $60 $55 $50 $45 $40 $35 $30
$ 59.74
$ 55.97
20-Oct-2016
Day Prior to Original Offer Date
Jan-2015 Apr-2015 Jul-2015 Oct-2015 Jan-2016 Apr-2016 Jul-2016 Oct-2016 Jan-2017
Royals Implied Value of 10-Jan Braves Offer
Source: Bloomberg as of 13-Jan-2017
Note: 10-Jan offer assumes $29.44 cash per share and 0.2630x ADS exchange ratio based on Braves ADS share price of $115.21 per Bloomberg.
Review of Braves Proposal and Market Context 8

CONFIDENTIAL

Goldman Sachs

Certain Considerations for Outside Buyers

INVESTMENT BANKING DIVISION

($ in billions)

- **Braves has said it is not a seller of Royals stake**

> *"In considering this Proposal, you should know that, in Braves' capacity as a shareholder of Royals, Braves is interested only in acquiring the shares of Royals not already owned by Braves and that in such capacity **Braves has no interest in selling any of the Royals shares it owns, nor would Braves support any alternative sale, merger or similar transaction involving Royals.**"*
>
> *-From Braves offer letter*

- **There is a limited universe of potential buyers, none of whom have expressed interest since 21-Oct-2016 (date the offer became public)**

	EV	Market Cap	2017 EV / EBITDA	2017 P / E	Leverage	PF Leverage[1]	Dividend Yield
ABInBev	$300bn	$182bn	14.1 x	20.2 x	5.2 x	5.8 x	~3.5%
	$167bn	$142bn	13.4 x	19.0 x	2.7 x	4.8 x	4.6%
IMPERIAL BRANDS	$60bn	$42bn	11.8 x	12.8 x	3.9 x	6.5 x	4.3%
JT	$65bn	$60bn	10.2 x	16.6 x	0.8 x	4.5 x	3.3%
中国烟草	NA	NA	NA	NA	NA	NA	NA

- **Sale of non-Braves stake would require approval by Royals Board and majority of total shareholders**
  - Third party may seek to consummate a merger with Royals without Braves approval
  - However, if Braves is not supportive, a merger requires approximately 88% approval from all other shareholders
  - If 100% of non-retail, non-Braves shareholders vote in favor, a merger requires approval from retail shareholders holding approximately 50% of outstanding shares
  - However, according to Broadridge, historically when there is a shareholder vote, only ~30% of shareholders participate, thus making the majority approval threshold difficult to achieve
- **Governance Agreement prevents Royals from issuing significant amounts of equity without Braves approval**
  - As long as Braves owns at least 32% of the voting power in Royals, Royals cannot without the approval of a majority of Braves' designees to the Board, issue securities in excess of 5% of Royals outstanding common stock[2]
- **Governance Agreement terminates if any third party owns or controls more than 50% of the voting stock**
  - Absent the Governance Agreement, Braves does not have the right to designate any Royals directors

Source: Bloomberg, Broadridge, CapIQ, company filings, Royals Management (for Governance Agreement and shareholder approval information), Wall Street Research, Market data as of 13-Jan-2017
Note: 14% of Royals shares are held by retail investors as per Broadridge.
[1] Assumes current offer of $29.44 cash per share for 100% Royals shares outstanding financed through debt (share count based on Merger Agreement). Includes $6,003mm of Royals 2016 EBITDA and $500mm of synergies per Royals Management.
[2] Exceptions include issuances involving (i) any public offering for cash or (ii) any bona fide private financing, if such financing involves a sale of common stock, for cash, at a price at least as great as the book and market value of Royals common stock.

Review of Braves Proposal and Market Context

9

CONFIDENTIAL

Goldman Sachs

Summary of Royals Management Plan

($ in millions, except per share data)

INVESTMENT BANKING DIVISION

	Per Royals Management							
Income Statement	**2015A**	**2016E**	**2017E**	**2018E**	**2019E**	**2020E**	**2021E**	**'16E - '21E**
Net Sales	$ 10,675	$ 12,529	$ 13,009	$ 13,621	$ 14,331	$ 15,095	$ 15,909	4.9 %
% Growth	*26.0 %*	*17.4 %*	*3.8 %*	*4.7 %*	*5.2 %*	*5.3 %*	*5.4 %*	
MSA, TQBO & FDA Payments	(2,678)	(2,925)	(3,321)	(3,447)	(3,637)	(3,740)	(3,834)	
% Sales	*(25.1)%*	*(23.3)%*	*(25.5)%*	*(25.3)%*	*(25.4)%*	*(24.8)%*	*(24.1)%*	
EBITDA	**$ 4,560**	**$ 6,003**	**$ 6,313**	**$ 6,877**	**$ 7,329**	**$ 8,026**	**$ 8,696**	**7.7 %**
% Margin	*42.7 %*	*47.9 %*	*48.5 %*	*50.5 %*	*51.1 %*	*53.2 %*	*54.7 %*	
Operating Income	$ 4,438	$ 5,880	$ 6,181	$ 6,736	$ 7,190	$ 7,880	$ 8,548	7.8 %
% Margin	*41.6 %*	*46.9 %*	*47.5 %*	*49.5 %*	*50.2 %*	*52.2 %*	*53.7 %*	
EPS	**$ 1.98**	**$ 2.31**	**$ 2.53**	**$ 2.78**	**$ 2.99**	**$ 3.33**	**$ 3.67**	**9.7 %**
DPS	1.25	1.65	1.99	2.16	2.36	2.58	2.83	
Cash Flow								
D&A	$ 122	$ 123	$ 132	$ 141	$ 139	$ 146	$ 148	
NWC, Pension & Other	(5,237)	(65)	43	(191)	(70)	(40)	3	
CAPEX	(174)	(229)	(255)	(189)	(150)	(150)	(150)	
% of Sales	*1.6 %*	*1.8 %*	*2.0 %*	*1.4 %*	*1.0 %*	*1.0 %*	*0.9 %*	
Share Repurchase	(124)	(752)	(789)	(852)	(1,000)	(1,000)	(1,000)	
Dividends	(1,583)	(2,359)	(2,811)	(3,030)	(3,275)	(3,553)	(3,873)	
Borrowing / (Repayment)	8,525	(4,150)	(500)	1,350	350	(1,121)	-	
Balance Sheet								
Cash	$ 2,567	$ 1,204	$ 600	$ 1,733	$ 1,882	$ 747	$ 1,111	
Debt	17,447	13,166	12,586	13,868	14,172	13,040	13,056	

Source: Royals Management Plan

Review of Braves Proposal and Market Context

10

CONFIDENTIAL

INVESTMENT BANKING DIVISION

Comparison of Royals Management Plan vs. Wall Street Research Estimates

($ in millions, except per share data)

	Management			'16-'18	IBES			'16-'18	Variance			'16-'18
	2016	2017	2018	CAGR	2016	2017	2018	CAGR	2016	2017	2018	CAGR
Net Sales	$ 12,529	$ 13,009	$ 13,621	*4.3 %*	$ 12,453	$ 13,010	$ 13,414	*3.8 %*	$ 76	$(1)	$ 207	*0.5 %*
% Growth	*17.4 %*	*3.8 %*	*4.7 %*		*16.7 %*	*4.5 %*	*3.1 %*		*0.7 %*	*(0.6)%*	*1.6 %*	
EBITDA	$ 6,003	$ 6,313	$ 6,877	*7.0 %*	$ 5,951	$ 6,420	$ 6,784	*6.8 %*	$ 53	$(107)	$ 93	*0.3 %*
% Margin	*47.9 %*	*48.5 %*	*50.5 %*		*47.8 %*	*49.3 %*	*50.6 %*		*0.1 %*	*(0.8)%*	*(0.1)%*	
Net Income	$ 3,297	$ 3,576	$ 3,903	*8.8 %*	$ 3,286	$ 3,611	$ 3,861	*8.4 %*	$ 11	$(35)	$ 42	*0.4 %*
% Growth	*31.4 %*	*8.5 %*	*9.1 %*		*31.0 %*	*9.9 %*	*6.9 %*		*0.5 %*	*(1.4)%*	*2.2 %*	
EPS	$ 2.31	$ 2.53	$ 2.78	*9.8 %*	$ 2.30	$ 2.55	$ 2.76	*9.5 %*	$ 0.01	$(0.02)	$ 0.02	*0.3 %*
% Growth	*16.6 %*	*9.8 %*	*9.8 %*		*16.2 %*	*10.9 %*	*8.2 %*		*0.4 %*	*(1.1)%*	*1.6 %*	
DPS[1]	$ 1.65	$ 1.99	$ 2.16	*14.4 %*	$ 1.76	$ 2.03	$ 2.21	*12.1 %*	$(0.11)	$(0.04)	$(0.05)	*2.3 %*
% Payout	*71.5 %*	*78.6 %*	*77.6 %*		*76.5 %*	*79.6 %*	*80.1 %*		*(5.0)%*	*(1.0)%*	*(2.4)%*	

Source: Royals Management Plan, IBES as of 13-Jan-2017

[1] Royals Management has historically announced a dividend increase in February of each year which is first payable in April. Royals Management views this as the Q2 dividend while Wall Street Research normally views this as the Q1 dividend and therefore Wall Street Research is normally one quarter ahead of Royals Management which accounts for the variance, all as per Royals Management.

Review of Braves Proposal and Market Context 11

CONFIDENTIAL
Goldman Sachs
INVESTMENT BANKING DIVISION
II. Illustrative Financial Analyses of Royals

CONFIDENTIAL

Goldman Sachs | INVESTMENT BANKING DIVISION

Illustrative Summary of Financial Analyses

Based on Current Offer of $29.44 Cash / Share, and 0.5260x Ordinary Share / 0.2630x ADS Exchange Ratio

Implied Latest Offer Value: $59.74 (As of 13-Jan-17)[2]

	Analyses	Illustrative Price per Share (Low)	Illustrative Price per Share (High)	Comments	As of 08-Nov-16
A	Present Value of Future Share Price[1]	$ 54.72	$ 65.24	■ 16.5x – 20.2x P / E (Average NTM P/E for 5 year - 2016 YTD as of 20-Oct-2016) ■ 6.5% Cost of Equity **(vs. 5.9% as of 08-Nov-16)**	$55.98 - $66.57
B	Discounted Cash Flow	$ 45.16	$ 72.17	■ (0.5)% to 0.5% perpetuity growth rate ■ 5.0% to 6.5% weighted average cost of capital **(vs. 5.0% to 6.0% as of 08-Nov-16)** ■ Implied terminal LTM EBITDA multiple of 8.6x – 13.5x **(vs. 9.3x to 13.5x as of 08-Nov-16)**	$48.86 - $71.67
C	Selected Transactions	$ 38.12	$ 59.51	■ **High:** EV/LTM EBITDA 16.0x ■ **Low:** EV/LTM EBITDA 10.9x ■ 31-Dec-16 E EBITDA of $6,003mm **(vs. 30-Sep-16 EBITDA of $5,993mm)**	$37.82 - $59.18
D	Precedent Premia	$ 54.25	$ 61.32	■ Based on range of 15 to 30% which reflects range of premiums on Selected Precedent Tobacco Transactions of 15 to 29%, the median of premium on U.S. deals over $250mm of 26.0%, and the average of premiums on sales of U.S. targets (>$1bn) to significant shareholders of 30%	$54.25 - $61.32
	Public Information				
	52 Week Trading Range	$ 43.38	$ 54.48	■ **High:** 05-Jul-2016 ■ **Low:** 19-Oct-2016	$43.38 - $54.48
E	Research Analyst Estimates	$ 52.00	$ 62.00	■ **High:** $62.00 ■ **Low:** $52.00 ■ 10 Research Analysts	$52.00 - $62.00

Source: Bloomberg, IBES, public filings, Royals Management Plan
Note: Valuation as of 31-Dec-2016. Proposed Braves offer would not be received until transaction close. 08-Nov-2016 represents date of presentation to Transaction Committee
[1] Including dividends.
[2] Based on ADS value of $115.21, ADS Exchange ratio of 0.2630 and cash value per share of $29.44.

Illustrative Financial Analyses of Royals 13

CONFIDENTIAL
Goldman Sachs
A Illustrative Public Market Present Value of Future Share Price Analysis
INVESTMENT BANKING DIVISION
Based on 1 Year Forward P/E Multiples | Royals Management Plan
Future Value of Stock Price
$100 $90 $80 $70 $60 $50 $40 $30 $20 $74.08 $67.23 $59.74$60.42$68.95 $56.22 $62.57 $52.32$56.23$60.51 $54.92 $49.35 $45.92
Offer Value Dec-17 Dec-18 Dec-19 Dec-20 Present Value of Future Stock Price + Dividends at 6.5 % Cost of Equity Weighted Repurchase Price $100 $90 $80 $70 $60 $50 $40 $30 $20 $65.24 $59.74$61.38 $57.09 $54.69$61.26 $57.53 $53.40 $51.04$51.20$54.72 $45.03$47.34 Offer Value Dec-17 Dec-18 Dec-19 Dec-20 As of 13-Jan-17 20.2x Forward P/E (YTD Average NTM P/E)1 18.8x Forward P/E (Pre-Offer NTM P/E)1 16.5x Forward P/E (5 Year Average NTM P/E)1
As of 13-Jan-17 Value If Held 20.2x$54.72$57.17$61.57$65.57 18.8x$51.06$53.47$57.71$61.58 16.5x$45.05$47.41$51.37$55.02
Dec-2017 Dec-2018 Dec-2019 Dec-2020 ’17 – ’20 CAGR NTM EPS $2.78 $2.99 $3.33 $3.67 9.6% LTM Dividends Paid Per Share $1.99 $2.16 $2.36 $2.58 9.0%
Debt ($mm) $12,586 $13,868 $14,172 $13,040 1.2%
Cash ($mm) $600 $1,733 $1,882 $747 7.6%
Share Repurchase ($mm) $(1,317) $(852) $(1,000) $(1,000) -
% of Shares Repurchased 1.4% 0.6% 0.9% 0.8% -
Source: Royals Management Plan
Note: Analysis reflects valuation as of 31-Dec-2016 and includes dividends. Proposed Braves offer not received until date of transaction close. See Royals WACC page in appendix for detailed calculation of 6.5% cost of equity. Weighted repurchase price represents the present value assuming pro rata participation in share repurchases during the period. Value if held assumes no participation in share repurchases and represents value at end of period.
1 Reflects average and current multiples as of 20-Oct-2016.
Illustrative Financial Analyses of Royals 14

CONFIDENTIAL

Goldman Sachs

INVESTMENT BANKING DIVISION

B Illustrative Discounted Cash Flow Analysis

Implied Equity Value Per Share of Royals

($ in millions, except per share data)

Equity Value per Share – Valuation Sensitivities

	Perpetuity Growth Rate		
WACC	(0.5)%	0.0 %	0.5 %
5.00%	$ 59.67	$ 65.30	$ 72.17
5.75%	$ 51.54	$ 55.74	$ 60.74
6.50%	$ 45.16	$ 48.40	$ 52.17

Equity Value per Share – Operational Sensitivities (5.75% WACC, 0.0% PGR)

	'16-'21 Revenue CAGR		
2021 EBITDA Margin	3.9 %	4.9 %	5.9 %
53.7%	$ 51.75	$ 54.51	$ 57.38
54.7%	$ 52.93	$ 55.74	$ 58.66
55.7%	$ 54.11	$ 56.97	$ 59.94

% of EV from Terminal Value

	Perpetuity Growth Rate		
WACC	(0.5)%	0.0 %	0.5 %
5.00%	79.2 %	80.8 %	82.5 %
5.75%	76.8 %	78.3 %	79.9 %
6.50%	74.5 %	75.9 %	77.5 %

Implied Terminal LTM EBITDA Multiple

	Perpetuity Growth Rate		
WACC	(0.5)%	0.0 %	0.5 %
5.00%	10.9 x	12.1 x	13.5 x
5.75%	9.6 x	10.5 x	11.6 x
6.50%	8.6 x	9.3 x	10.1 x

Source: Public filings, Royals Management Plan

Note: Analysis reflects valuation as of 31-Dec-2016. Proposed Braves offer not received until date of transaction close. Free cash flow discounted to 31-Dec-2016 using mid-year convention for cash flows. Terminal value calculated as of 2021 as per Royals Management. Net debt of $10,899mm, comprised of $2,051mm cash and $12,950mm debt in calculation of equity value as of 31-Dec-2016, all per Royals Management Plan. Assumes 1,433mm shares outstanding (Includes 7.073 mm dilutive securities) per Merger Agreement.

Illustrative Financial Analyses of Royals

15

CONFIDENTIAL

INVESTMENT BANKING DIVISION

C Selected Precedent Tobacco Transactions

(2005 – 2015)

Date Announced	Acquirer	Target	Deal Size[1] ($bn)	Premium[2] Undisturbed	Premium[2] 52-Week High	Cash / Stock Mix	Acquirer Cost of Financing	Reported EV / LTM EBITDA[1]	Premium to Tobacco Sector Median[3]	Synergized EV / LTM EBITDA
Jun-2015	BAT	TDR	$ 0.6	NA	NA	100% Cash	1.0 %	12.5 x	0.9 x / 8 %	12.2 x
Mar-2015	BAT	Souza Cruz	14.2	15 %	11 %	100% Cash	3.0 %	16.0	3.9 x / 32 %	16.0
Jul-2014	Reynolds American	Lorillard	27.6	40 %	29 %	74% Cash / 26% Stock	4.4 %	13.9	3.2 x / 30 %	9.9
May-2012	JTI	Gryson	0.6	NA	NA	100% Cash	1.5 %	12.3	3.2 x / 35 %	12.3
May-2011	BAT	Protabaco	0.5	NA	NA	100% Cash	NA	11.3	2.8 x / 32 %	11.3
Jun-2009	BAT	PT Bentoel Internasional	0.7	20 %	12 %	100% Cash	6.0 %	14.0	6.9 x / 96 %	14.0
Sep-2008	Altria	UST	11.7	29 %	16 %	100% Cash	9.3 %	12.0	2.2 x / 23 %	9.6
Feb-2008	BAT	Skadinavisk Tobakskompagni	4.0	NA	NA	56% Cash / 44% Stock	6.0 %	11.2	0.6 x / 6 %	8.4
Feb-2008	BAT	Tekel	1.7	NA	NA	100% Cash	6.0 %	11.4	1.0 x / 10 %	8.2
Nov-2017	Philip Morris	John Middleton	2.9	NA	NA	100% Cash	NA	15.0	5.3 x / 54 %	14.3
Jul-2007	Imperial Tobacco	Altadis	22.4	29 %	19 %	100% Cash	7.5 %	14.2	5.2 x / 58 %	11.2
Feb-2007	Imperial Tobacco	Commonwealth Brands	1.9	NA	NA	100% Cash	6.5 %	10.9	1.1 x / 11 %	10.9
Dec-2006	Japan Tobacco	Gallaher	18.5	22 %	16 %	100% Cash	4.0 %	13.0	3.8 x / 42 %	10.1
Apr-2006	Reynolds American	Conwood	3.5	NA	NA	100% Cash	7.2 %	13.6	4.2 x / 45 %	12.6
Proposed Transaction			**$ 97.6 [7]**	**28 % [7]**	**11 %[7]**	**50% Cash / 50 % Stock**	**3.7 % [4]**	**17.1 x**	**4.5 x / 36 %**	**16.0 x [5,7]**
		Median[6]	**$ 2.9**	**22 %**	**16 %**		**6 %**	**12.5 x**	**3.2 x / 32 %**	**11.3 x**
		Mean[6]	**6.4**	**23**	**15**		**5**	**12.9**	**3.2 x / 35 %**	**11.6**
		High[6]	**22.4**	**29**	**19**		**9**	**16.0**	**6.9 x / 96 %**	**16.0**
		Low[6]	**0.5**	**15**	**11**		**1**	**10.9**	**0.6 x / 6 %**	**8.2**

Source: Press releases, company filings, CapIQ
Note: Philip Morris / John Middleton multiple assumes D&A is 6% of EBIT.
[1] Values sourced from CapIQ and their corresponding company filings, press releases.
[2] Undisturbed dates and premiums sourced from Factset.
[3] Tobacco sector includes Royals, Braves, Philip Morris, Altria, Japan Tobacco, Imperial Brands and ITC Limited.
[4] As per Braves Management, reflects mix of USD and GBP borrowing.
[5] Reflects run-rate synergies of $400mm per Braves offer letter. Implied 15.7 x LTM EBITDA multiple with $500mm in run-rate synergies per Royals management.
[6] Medians do not include Reynolds American acquisition of Lorillard as transaction involved significant geographic overlap and was not deemed to be comparable to the contemplated transaction.
[7] Reflects premium and enterprise value based upon Braves 10-Jan-2017 offer. Assumes Royals undisturbed share price of $47.17 and implied ADS value based on Braves ordinary share price of £48.03 and USD / GBP of 1.2250x per Braves offer letter dated 20-Oct-16.

Illustrative Financial Analyses of Royals

16

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Goldman Sachs
D Premiums Paid Over Time
US Deals Over $250mm in Enterprise Value
INVESTMENT BANKING DIVISION
Median 1 Day Premia on Cash / Stock Transactions
Proposed Transaction: 28.0% 1 32.5% 34.4% 33.4%
31.1% 31.6%
Precedent Transactions Median: 26.0% 26.0% 27.3%
22.2%
16.9% 16.3% 17.9%
15.1%
11.7%
2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016
Transactions 37 47 36 47 21 18 22 27 19 23 40 53 46
Median 1 Day Premia on All Transactions
Proposed Transaction: 28.0% 1 31.5% 33.4% 32.3% 31.1%
Precedent Transactions Median: 26.3% 28.6% 24.5% 26.3% 25.3% 28.1%
19.6% 21.6% 20.6% 21.2%
2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016
Transactions 122 155 211 229 88 65 129 123 101 109 129 153 168
Source: Thomson Reuters as of 31-Dec-2016
1 Reflects premium based upon Braves 10-Jan-2017 offer as of 20-Oct-2016. Assumes Royals undisturbed share price of $47.17 and ADS value based on Braves ADS equivalent intraday trading value of $117.69 as of time offer as of 20-Oct-16 per Bloomberg.
Illustrative Financial Analyses of Royals 17

CONFIDENTIAL

Goldman Sachs

INVESTMENT BANKING DIVISION

D Precedent Premiums Paid Analysis

Sales of U.S. Targets to Significant Shareholders; >$1bn Transaction Value; 2005 - 2016

Date Announced	Target Name	Acquiror Name	% Held at Annoucement	Size ($mm)	Premium
Jun-16	Talen Energy	Riverstone Holdings	35.0 %	$ 4,293	17.3 %
Jan-16	Rouse Properties	Brookfield Asset Mgmt	31.5	2,378	35.3
Oct-15	Northern Tier Energy	Western Refining	38.4	1,782	16.9
Apr-15	GrafTech International	Brookfield Asset Mgmt	21.9	1,054	14.3
Jun-13	Dole Food	Investor Group	37.6	1,018	32.4
Dec-12	Clearwire Corp	Sprint Nextel Corp	50.4	3,330	108.3
Nov-12	Jefferies Group	Leucadia National	28.6	2,561	23.8
Jun-11	M&F Worldwide	MacAndrews & Forbes Hldg	42.7	2,289	47.4
Jun-10	Gerdau Ameristeel Corp	Gerdau Steel North America Inc	66.3	1,607	52.6
Jun-10	Mediacom Communications	Jmc Communications	38.9	3,613	64.2
Nov-09	Burlington Northern Santa Fe	Berkshire Hathaway	23.0	35,948	31.5
Sep-09	Odyssey Re Holdings Corp	Fairfax Financial Holdings Ltd	72.6	1,050	29.4
Apr-09	PepsiAmericas	PepsiCo	42.5	10,758	43.4
Apr-09	Pepsi Bottling Group	PepsiCo	29.2	4,279	44.8
Oct-08	Sovereign Bancorp	Banco Santander	24.3	1,910	3.5
Aug-08	UnionBanCal Corp,CA	Bank of Tokyo-Mitsubishi UFJ	65.4	3,707	26.3
Jul-08	Genentech Inc	Roche Holding AG	55.9	46,695	16.1
Mar-08	Nationwide Finl Svcs Inc	Nationwide Mutual Insurance Co	66.5	2,450	37.8
Sep-07	ASE Test	ASE Group	36.0	1,200	25.6
Nov-06	TD Banknorth Inc,Portland,ME	Toronto-Dominion Bank	57.0	3,232	6.5
Jun-06	Pacific Energy Partners	Plains All American Pipeline	24.5	1,615	10.6
Jun-06	Trizec Properties Inc	Investor Group	37.1	4,747	17.9
Mar-06	William Lyon Homes	General William Lyon	46.7	1,221	44.0
Feb-06	Lafarge North America	Lafarge SA	48.9	3,227	33.1
Oct-05	Nextel Partners	Sprint Nextel	29.2	7,545	11.7
Sep-05	7-Eleven Inc	IYG Holding Co	72.7	1,301	32.3
Sep-05	Chiron Corp	Novartis AG	42.0	6,625	31.7
Jan-05	UGC Holdings Inc	Liberty Media Intl Inc	54.0	3,618	3.5
Jan-05	Fox Entertainment Group Inc	News Corp	82.0	7,054	9.8
Median			**42.0 %**	**$ 3,227**	**29.4 %**
Average			**44.9**	**5,935**	**30.1**

Source: Public filings, DealPoint.Transactions listed by order of initial offer date.

Illustrative Financial Analyses of Royals

18

CONFIDENTIAL
Goldman Sachs
E Royals Research Analyst Views
INVESTMENT BANKING DIVISION
Reflects Price Targets Set Before Announcement of Braves Offer ($ per share)
Hold
25% Buy
Buy 75%
Broker Date of Last Research Price Target Recomendation Valuation Methodology
Jefferies 21-Sep-16 $61.00 Buy 10 Yr. DCF Valuation (No assumptions listed)
Citi 24-Oct-16 $57.00 Buy Based on a ~20.5x 2017E P/E
Cowen 23-Oct-16 $57.00 Buy Based on a ~22.0x 2017E P/E
Wells Fargo 21-Oct-16 $55.00 Buy Based on a ~21.5x 2017E P/E
RBC 21-Oct-16 $54.00 Buy DCF Valuation: WACC: 6.8%,
Terminal Growth Rate: 0.5% - 1.5%
Goldman Sachs1 20-Oct-16 $53.00 Hold Based on a ~19.5x forward 12-24 month P/E and a ~12.4x forward 12-24 month EV/EBITDA
Barclays 21-Oct-16 $52.00 Buy Based on a 20.8x 2017E P/E
UBS 19-Oct-16 $52.00 Hold DCF Valuation: WACC: 7.1%,
Terminal Growth Rate: 0.0%
Morgan Stanley 21-Oct-16 $52.00 Hold Based on a 13.0x 2017E EBITDA and 20.0x P/E
Median $54.00
Source: Wall Street research, IBES based only on reports available to GS 1 Goldman Sachs suspended their coverage on 21-Oct-2016.
Illustrative Financial Analyses of Royals 19

CONFIDENTIAL
Goldman Sachs
INVESTMENT BANKING DIVISION
III. Review of Stand-alone Braves and Illustrative Combination Analysis

CONFIDENTIAL
Goldman Sachs
Summary Historical and Projected Braves Financial Performance
INVESTMENT BANKING DIVISION
Braves P&L (£ in millions, except per share data)
FYE December FY2014A FY2015A FY2016E FY2017E FY2018E FY2019E FY2020E FY2021E ‘16 - ‘21 CAGR
Total Revenue £13,971 £13,104 £14,805 £16,316 £16,969 £17,647 £18,353 £19,087 5.2%
% of Growth (8.4)% (6.2)% 13.0% 10.2% 4.0% 4.0% 4.0% 4.0%
COGS & SGA (ex-D&A) 8,171 7,774 8,905 9,911 10,200 10,519 10,848 11,187
% of Sales 58.5% 59.3% 60.1% 60.7% 60.1% 59.6% 59.1% 58.6%
EBITDA £5,800 £5,330 £5,901 £6,405 £6,769 £7,128 £7,505 £7,900 6.0%
% Margin 41.5% 40.7% 39.9% 39.3% 39.9% 40.4% 40.9% 41.4%
Depreciation 397 338 371 365 365 365 365 365
EBIT £5,403 £4,992 £5,530 £6,040 £6,404 £6,763 £7,140 £7,535 6.4%
% Margin 38.7% 38.1% 37.3% 37.0% 37.7% 38.3% 38.9% 39.5%
Royals Affiliate Income 427 652 1,141 1,137 1,243 1,324 1,463 1,601
ITC Affiliate Income 289 291 219 348 369 391 414 439
Interest, Taxes & Minority Interest (2,224) (2,053) (2,179) (2,285) (2,364) (2,460) (2,572) (2,708)
Tax Rate (26.7)% (25.3)% (23.6)% (22.8)% (22.8)% (22.8)% (22.6)% (22.5)%
Net Income 3,895 3,882 4,711 5,240 5,652 6,018 6,445 6,867 7.8%
% Growth 21.3% 11.2% 7.9% 6.5% 7.1% 6.6%
Diluted Share Count 1,864 1,858 1,874 1,874 1,874 1,859 1,830 1,797
EPS 2.08 2.08 2.51 2.80 3.02 3.24 3.52 3.82 8.7%
% Growth 20.6% 11.2% 7.9% 7.4% 8.8% 8.5%
IBES EPS 2.08 2.08 2.46 2.81 3.05 3.23 3.45 NA
Capital Expenditures £(630) £(493) £(666) £(600) £(600) £(600) £(600) £(600)
% of Sales (4.5)% (3.8)% (4.5)% (3.7)% (3.5)% (3.4)% (3.3)% (3.1)%
D&A £397 £338 £371 £365 £365 £365 £365 £365
% of Sales 2.8% 2.6% 2.5% 2.2% 2.2% 2.1% 2.0% 1.9%
Change in NWC £(238) £(351) £(187) £(120) £(300) £(300) £(300) £(300)
Pension & Restructuring £(1,131) £84 £(688) £(626) £(328) £(250) £(250) £(250)
Unlevered FCF (ex. Income From Affiliates) £3,444 £3,307 £3,684 £4,017 £4,284 £4,565
Share Repurchase £(796) £0 £0 £0 £0 £(523) £(1,868) £(1,995)
Cash Dividends Paid £(2,712) £(2,770) £(2,861) £(3,406) £(3,674) £(3,912) £(4,189) £(4,463)
Dividend Per Share £1.48 £1.54 £1.63 £1.82 £1.96 £2.10 £2.29 £2.48
Debt £12,258 £17,001 £19,633 £18,997 £18,195 £17,683 £18,437 £19,227
Cash £1,818 £1,963 £3,427 £3,427 £3,427 £3,427 £3,427 £3,427
Net Debt / EBITDA 1.8 x 2.8 x 2.7 x 2.4 x 2.2 x 2.0 x 2.0 x 2.0 x
Source: Historical financials based on Braves Public Fillings; Braves Forecast reflects financial analyses and forecasts for Braves prepared by Royals management (based in part on certain information prepared by Braves Management and provided to Royals) as approved for our use by Royals (“Braves Forecast”).
Note: Assumes interest rate of 3.0% on debt, and 1.0% on cash per Braves Forecast. Projections are reflected in constant currency. As of 13-Jan-2017, exchange rates (all relative to GBP) were USD -1.2183 , BRL – 3.9171, RUB – 72.82, SAR – 4.5705 , JPY – 140.09, CAD – 1.599, AUD – 1.6261, and EUR – 1.1463.
Review of Stand-alone Braves and Illustrative Combination Analysis 21

CONFIDENTIAL
Goldman Sachs
Comparison of Braves Forecast vs. Wall Street Research Estimates
INVESTMENT BANKING DIVISION
(£ in millions, except per share data)
Braves Forecast IBES Variance
‘16-‘18 ‘16-‘18 ‘16-‘18
2016 2017 2018 CAGR 2016 2017 2018 CAGR 2016 2017 2018 CAGR
Net Sales £14,805 £16,316 £16,969 7.1% £14,844 £16,333 £16,949 6.9% £(38) £(17) £20 0.2%
% Growth 13.0% 10.2% 4.0% 13.3% 10.0% 3.8% (0.3)% 0.2% 0.2%
EBITDA £5,901 £6,405 £6,769 7.1% £5,859 £6,566 £6,905 8.6% £42 £(161) £(136) (1.5)%
% Margin 39.9% 39.3% 39.9% 39.5% 40.2% 40.7% 0.4% (0.9)% (0.8)%
Net Income £4,711 £5,240 £5,652 9.5% £4,623 £5,280 £5,656 10.6% £88 £(40) £(4) (1.1)%
% Growth 21.3% 11.2% 7.9% 19.1% 14.2% 7.1% 2.3% (3.0)% 0.7%
EPS £2.51 £2.80 £3.02 9.5% £2.46 £2.81 £3.05 11.3% £0.05 £(0.02) £(0.04) (1.8)%
% Growth 20.6% 11.2% 7.9% 18.2% 14.2% 8.5% 2.4% (3.0)% (0.6)%
DPS £1.63 £1.82 £1.96 9.5% £1.64 £1.81 £2.00 10.4% £(0.01) £0.01 £(0.04) (0.9)%
% Payout 65.0% 65.0% 65.0% 66.6% 64.3% 65.5% (1.6)% 0.7% (0.5)%
Source: Braves Forecast, IBES as of 13-Jan-2017
Review of Stand-alone Braves and Illustrative Combination Analysis 22

CONFIDENTIAL

Goldman Sachs

Braves Research Analyst Views

Reflects Price Targets Set Before Announcement of Braves Offer ($ per share)

INVESTMENT BANKING DIVISION

Broker	Date of Report Research Prior to Offer	Price Target	Reccomendation	Methods
Jefferies	21-Sep-16	£58.00	Buy	Based on 10-year DCF which implies NTM P/E of 19.7x
Goldman Sachs[1]	20-Oct-16	£55.00	Buy	SOTP analysis, implies a 17.8x June 2018E EPS
JPM	19-Oct-16	£54.20	N/A	Baed on a combination of 18.8x 1 year forward P/E and a dividend yield of 3.6% (~60% of its 5-year average disocunt to European staples)
Deutsche Bank	22-Aug-16	£53.00	N/A	DCF (WACC: 6-8%, year 5-10 cash flow growth 5.2% per annum, terminal growth -1.0%)
UBS	30-Aug-16	£53.00	Buy	DCF (WACC of 7.7%, terminal growth of 0.6%)
Societe Generale	29-Jul-16	£52.00	Hold	DCF (WACC of 7.5%, terminal growth of 1.0%)
Investec	8-Sep-16	£52.00	Buy	Based on a 19x 2017E P/E Multiple
Morgan Stanley	29-Jul-16	£51.00	Hold	Based on a 18.5x 2017E P/E and 14x EBITDA Mutliple
Credit Suisse	29-Jul-16	£50.50	Buy	DCF (Cost of equity of 8.0%, terminal growth of 1.0%)
Barclays	29-Jul-16	£49.75	Hold	DCF (Cost of equity of 7.0%, risk free rate of 3.5%, equity risk premium of 4.5%, beta of 0.8)
Cowen & Co.	28-Jul-16	£48.40	Hold	Based on a ~17.7x 2017E P/E Multiple
Redburn	13-Apr-16	£47.50	Buy	DCF (WACC of 6.6%, terminal growth of -1.0%)
RBC Capital Markets	13-Sep-16	£43.00	Sell	DCF (Cost of equity of 7.5%, terminal growth of -1.0%)
Median		**£52.00**		

Source: Wall Street research, IBES based only on reports available to GS

[1] *Goldman Sachs suspended their coverage on 21-Oct-2016.*

Review of Stand-alone Braves and Illustrative Combination Analysis

23

CONFIDENTIAL
Goldman Sachs
Illustrative Public Market Present Value of Future Share Price Analysis
INVESTMENT BANKING DIVISION
Based on 1 Year Forward P/E Multiples | Braves Forecast
Future Value of Stock Price
£70 £67.65 £62.35 £63.44 £60 £57.31 £58.47 £53.37 £59.62 £53.75 £54.95 £50 £50.05 £50.51 £47.30 £47.04 £40
Today Dec-17 Dec-18 Dec-19 Dec-20
Present Value of Future Stock Price + Dividends at 8.3 % Cost of Equity
Weighted Repurchase Price
£70 £60 £55.65 £53.97 £50.92 £52.15 £52.59 £50 £50.92 £47.86 £49.11 £49.81 £47.30 £48.15 £45.07 £46.35 £40
Today Dec-17 Dec-18 Dec-19 Dec-20
17.7x Forward P/E (YTD Average NTM P/E)1
16.6x Forward P/E (Pre-Offer NTM P/E)1
15.6x Forward P/E (5 Year Average NTM P/E)1
Value If Held
20.2x£50.92£52.15£54.01£55.74
18.8x£47.86£49.12£50.96£52.68
16.5x£45.07£46.35£48.19£49.90
20.2x£50.92£52.15£54.01£55.74
18.8x£47.86£49.12£50.96£52.68
16.5x£45.07£46.35£48.19£49.90
Dec-2017 Dec-2018 Dec-2019 Dec-2020 ’17 – ’19 CAGR
NTM EPS £3.02 £3.24 £3.52 £3.82 8.2%
LTM Dividends Paid Per Share £1.71 £1.86 £2.01 £2.16 8.2%
Debt (£mm) £18,195 £17,160 £16,569 £17,232 (1.8)%
Cash (£mm) £3,427 £3,427 £3,427 £3,427 0.0%
Share Repurchase (£mm) £0 £523 £1,868 £1,995 -
% Shares Outstanding 0.0% 0.8% 1.5% 1.8% -
Source: Braves Forecast
Note: Discounted to 31-Dec-2016, does not reflect price of transaction at anticipated 2017 close. “Today” represents Braves share price as of 13-Jan-2017. Braves ADS’s trade in USD and are equal to the value of two Braves ordinary shares multiplied by the current USD / GBP FX rate. See Braves WACC page in appendix for detailed calculation of 8.3% cost of equity. Weighted repurchase price represents the present value assuming pro rata participation in share repurchases during the period. Value if held assumes no participation in share repurchases and represents value at end of period.
1 Reflects average and current multiples as of 20-Oct-2016.
Review of Stand-alone Braves and Illustrative Combination Analysis 24

CONFIDENTIAL
Goldman Sachs
Illustrative Discounted Cash Flow Analysis
INVESTMENT BANKING DIVISION
Implied Equity Value Per Share of Braves (£ in millions, except per share data)
Equity Value per Share – Royals at Market Value¹
WACC
Perpetuity Growth Rate
$0.00(0.5)%0.0%0.5%
6.0% £49.05 £51.78 £55.00
7.0% £43.65 £45.61 £47.87
8.0% £39.52 £40.99 £42.64
Equity Value per Share – Royals at DCF Value²
WACC³ (Braves / Royals)
Perpetuity Growth Rate (0.5)% 0.0%0.5% 6.00% / £52.43 £56.63 £61.66 5.00% 7.00% / £44.88 £47.95 £51.52 5.75% 8.00% / £39.07 £41.39 £44.04 6.50%
% of EV from Terminal Value
WACC
Perpetuity Growth Rate
$0.76(0.5) %0.0%0.5%
6.0%77.1%78.6%80.1%
7.0%74.1%75.5%77.0%
8.0%71.3%72.6%74.0%
Implied Terminal LTM EBITDA Multiple Braves
/ Braves & Royals Blended Terminal EBITDA Multiple³
WACC³ (Braves / Royals)
Perpetuity Growth Rate
0.0 x (0.5)% 0.0% 0.5% 6.00% /
9.5x / 10.2x10.3x / 11.2x11.3x / 12.3x 5.00% 7.00% /
8.2x / 8.9x8.8x / 9.6x9.6x / 10.5x 5.75% 8.00% /
7.2x / 7.9x7.7x / 8.5x8.3x / 9.2x 6.50%
Source: Public filings, Braves Forecast, Royals Management Plan
Note: Free cash flow discounted to 31-Dec-2016 Balance Sheet using mid-year convention for cash flows. Proposed Braves offer not received until date of transaction close. Assumes net debt of £16,348mm (comprised of £3,427mm cash and £19,633mm debt) in calculation of equity value as of 31-Dec-2016 as per Merger Agreement. Assumes 1,874mm shares outstanding (Includes 10mm dilutive securities) as per Braves forecast. Assumes marginal tax rate of 29.0% on income from Royals as per Royals Management Plan.
¹ ~42% stake in Royals and ~30% stake in ITC valued at proportional ownership stakes of market cap as of 20-Oct-2016 and 31-Dec-2016-£23.1bn and £10.6bn, respectively.
² ~30% stake in ITC valued using market cap as of 31-Dec-2016 (£10.6bn) based on Braves Forecast. ~42% stake in Royals valued based on DCF value of Royals sensitized across (0.5)%-0.5% PGR and 5.0%-6.5% WACC
³ Implied Terminal LTM EBITDA Multiple Braves calculated based on the Braves stand-alone DCF and is discounted using 6.0 – 8.0% WACC. Braves & Royals Blended Terminal EBITDA Multiple is blended based on relative Terminal EV from the Royals DCF and the Braves stand-alone DCF. Braves is discounted using WACC of 6.0-8.0% and Royals is discounted at 5.0% - 6.5% WACC at corresponding high and low points.
Review of Stand-alone Braves and Illustrative Combination Analysis 25

CONFIDENTIAL

Summary of Pro Forma Braves and Royals Projected Financials

INVESTMENT BANKING DIVISION

(£ in millions, except per share data)

FYE December	H2 2017	FY2018E	FY2019E	FY2020E	FY2021E	'18 - '21 CAGR
Braves Revenue	£8,158	£16,969	£17,647	£18,353	£19,087	4.0 %
% Growth			*4.0 %*	*4.0 %*	*4.0 %*	
Royals Revenue	£5,418	£11,177	£11,760	£12,387	£13,055	
% Growth			*5.2 %*	*5.3 %*	*5.4 %*	
PF Revenue	**£13,576**	**£28,146**	**£29,407**	**£30,740**	**£32,142**	**4.5 %**
% Growth			*4.5 %*	*4.5 %*	*4.6 %*	
Braves EBITDA	£ 3,203	£ 6,769	£ 7,128	£ 7,505	£ 7,900	
Royals EBITDA	£ 2,689	£ 5,643	£ 6,014	£ 6,587	£ 7,136	
Synergies	£ 0	£ 205	£ 410	£ 410	£ 410	
PF EBITDA	**£5,892**	**£12,617**	**£13,553**	**£14,502**	**£15,446**	**7.0 %**
% Margin	*43.4 %*	*44.8 %*	*46.1 %*	*47.2 %*	*48.1 %*	
D&A	£(237)	£(481)	£(479)	£(485)	£(486)	
ITC Affiliate Income	£ 174	£ 369	£ 391	£ 414	£ 439	
Transaction Implications	£(97)	£(50)	£(72)	£(155)	£(155)	
Interest, Taxes & Minority Interest	£(2,446)	£(5,165)	£(5,441)	£(5,689)	£(5,978)	
Tax Rate[1]	*(31.0)%*	*(30.6)%*	*(30.9)%*	*(30.9)%*	*(31.1)%*	
PF Net Income	**£3,286**	**£7,290**	**£7,951**	**£8,587**	**£9,265**	**8.3 %**
Weighted Average Shares Outstanding	*2,093*	*2,312*	*2,312*	*2,312*	*2,312*	
EPS	**£ 1.57**	**£ 3.15**	**£ 3.44**	**£ 3.71**	**£ 4.01**	**8.3 %**
% Growth			*9.1 %*	*8.0 %*	*7.9 %*	
% Accretion (Run-Rate Synergies Achieved in 2019)		***4.6 %***	***6.2 %***	***5.5 %***	***4.9 %***	
D&A	£ 473	£ 481	£ 479	£ 485	£ 486	
Capital Expenditures	£(809)	£(755)	£(723)	£(723)	£(723)	
Increase in NWC	£ 79	£(215)	£(98)	£(179)	£(158)	
Other[2]	£(858)	£(611)	£(406)	£(305)	£(291)	
Unlevered FCF (ex. Income From Affiliates)	**£6,410**	**£7,205**	**£8,171**	**£8,821**	**£9,483**	
Dividend	£ 1,221	£ 4,738	£ 5,168	£ 5,581	£ 6,022	
Dividend Per Share	*£ 0.58*	*£ 2.05*	*£ 2.24*	*£ 2.41*	*£ 2.61*	
Debt	£ 46,592	£ 44,606	£ 42,435	£ 40,033	£ 37,346	
Cash	£ 2,462	£ 2,462	£ 2,462	£ 2,462	£ 2,462	
Net Debt / EBITDA	**3.7 x**	**3.3 x**	**2.9 x**	**2.6 x**	**2.3 x**	

Source: Based on Royals Management Plan, Braves Forecasts and includes $500mm in operating synergies per Royals Management, with 50% phased in 2018 and 100% phased in 2019, all as approved for use by Royals Management (the "Pro Forma Projections")

Note: Assumes transaction financed with ~$25bn of debt at a blended rate of ~3.7% as per Braves Forecasts, no share repurchases, and all excess cash flow to pay down debt.

[1]Includes tax implications of $135mm from allocation of overheads, tax savings on 0.75% guarantee fee, and savings on dividend withholding tax as per Pro Forma Projections.

[2]Includes costs to achieve synergies, non-cash transaction expenses, pension contributions, restructuring and other expenses as per Pro Forma Projections.

Review of Stand-alone Braves and Illustrative Combination Analysis 26

CONFIDENTIAL

Goldman Sachs

Implied Value of Offer Based on Present Value of Pro Forma Future Share Price

INVESTMENT BANKING DIVISION

Based on Current Offer of $29.44 Cash / Share, 0.5260x Ordinary Share / 0.2630x ADS Exchange Ratio

	Forward P / E				
	15.6 x	15.8 x	16.6 x	18.3 x	18.8 x
	Braves 5 yr Avg. NTM P / E as of 20-Oct-16	Blended 5 yr Avg. NTM P / E as of 20-Oct-16	Braves NTM P / E as of 20-Oct-16	Blended YTD Avg. NTM P / E as of 20-Oct-16	Royals NTM P / E as of 20-Oct-16
Future Value of Braves Pro Forma Share Price / ADS Value					
Dec-20	£ 61.94 / $ 150.97	£ 62.74 / $ 152.91	£ 65.92 / $ 160.65	£ 72.67 / $ 177.10	£ 75.35 / $ 183.64
Present Value of Dec-20 Future Stock Price + Dividends Across Costs of Equity[1]					
6.5 %	£ 54.42	£ 55.04	£ 57.49	£ 62.70	£ 64.24
7.5 %	£ 52.41	£ 53.00	£ 55.36	£ 60.37	£ 61.84
8.5 %	£ 50.49	£ 51.06	£ 53.32	£ 58.14	£ 59.56
Implied Present Value of Offer ($29.44 Cash / Share, 0.5260x UK Ordinary Share Exchange Ratio, 0.2630x ADS Exchange Ratio)					
6.5 %	$ 64.32	$ 64.72	$ 66.29	$ 69.63	$ 70.62
7.5 %	$ 63.03	$ 63.41	$ 64.92	$ 68.13	$ 69.08
8.5 %	$ 61.80	$ 62.17	$ 63.62	$ 66.71	$ 67.61

Present Value of Stand-alone Royals Future Share Price analysis assumes a range of prices of $54.72, $61.26, and $65.24, based on a 16.5x, 18.8x and 20.2x Forward P/E multiple, respectively

Source: Based on Pro Forma Projections

Note: Assumes date of transaction close of 31-Aug-2017, as per Royals Management. Present value discounted to 31-Dec-2016. Royals financials converted to GBP at 1.2186x USD / GBP exchange rate as of 13-Jan-2017. Cash flow items per Pro Forma Projections. Assumes 2,311mm pro forma shares outstanding per Pro Forma Projections. Assumes 65% payout ratio and all excess cash is used to fund debt repayment as per Pro Forma Projections. Assumes operational synergies of $500mm (50% in 2018 and fully run-rate by 2019) taxed at Royals effective tax rate as per Pro Forma Projections. Assumes tax implications of $135mm (guarantee fee of 0.75% on the transaction cash consideration with incremental expense partially offset by income in the U.K and ~$50mm from allocation of overheads) as per Pro Forma Projections. Blended multiples were based on relative Royals and Braves stand-alone market cap as of 20-Oct-2016. Blended 5 year average NTM EV/EBITDA was 10.0x and YTD Average NTM EV/EBITDA as of 20-Oct-2016 was 12.2x (both blended based on relative Royals and Braves stand-alone EV as of 20-Oct-2016).

[1] Includes present value of Braves dividends from June 2017 onwards as well as Royals April and July dividends of $0.51 / Share.

Review of Stand-alone Braves and Illustrative Combination Analysis 27

CONFIDENTIAL
Goldman Sachs
INVESTMENT BANKING DIVISION
Appendix A: Other Supplemental Materials

CONFIDENTIAL
Goldman Sachs
Summary of Key Terms and Conditions from Merger Agreement1
INVESTMENT BANKING DIVISION
Transaction: A wholly-owned subsidiary of Braves will be merged with and into Royals, with Royals continuing as a wholly-owned subsidiary of Braves (the “Transaction”), pursuant to the Agreement and Plan of Merger to be executed among Royals, Braves and certain subsidiaries of Braves (the “Merger Agreement”)
Description of Consideration: At the effective time, each share of common stock of Royals will be converted into the right to receive (i) a number of Braves ADSs equal to the Exchange Ratio (0.5260x) divided by the ADS Ratio (2) and (ii) $29.44 in cash
Braves ADS2: Braves ordinary shares trade on the London Stock Exchange and the Johannesburg Stock Exchange. Braves also sponsors an American Depositary Receipt program in the United States, with Braves ADSs trading on the NYSE. Each Braves ADS represents the right to receive two ordinary shares of Braves, although Braves has proposed to amend the Deposit Agreement so that each ADS represents the right to receive one ordinary share (pursuant to the disclosure schedule to the Merger Agreement, Braves is entitled to effect this split). Pursuant to the terms of the Deposit Agreement governing the terms of the Braves ADSs, at any time and from time to time, (i) a holder of Braves ordinary shares may deposit such shares with the Depositary and the Depositary will issue ADSs representing such ordinary shares and (ii) a holder of ADSs may withdraw Braves ordinary shares represented by ADSs from the Depositary such that they then hold Braves ordinary shares (provided that all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges have been paid)
Financing: Braves is required to use its reasonable best efforts to obtain the financing described in the commitment letters it will deliver when the Merger Agreement is signed and, if necessary, to obtain alternative financing (the “Financing”)
Timing: Definitive Merger Agreement expected to be executed on [January 16, 2017]
Key Terms and Information
Reps and Warranties
Customary representation and warranties qualified by disclosures in the disclosure schedule and SEC filings (since January 1, 2015), knowledge, materiality and Material Adverse Effect
Interim operating covenants regarding the operation of the business
— Royals can continue to declare and pay quarterly cash dividends consistent with past practice and in accordance with Royals’ current dividend policy
— Includes the $0.51 anticipated Q2 Royals dividend, as per Royals Management
Covenants
— Braves can continue to declare and pay cash half year and annual (and can begin paying quarterly) dividends consistent with past practice and in accordance with Braves current dividend policy
Braves shall use reasonable best efforts to obtain the Financing on a timely basis and keep Royals reasonably informed of the status of the Financing. Royals shall provide all cooperation reasonably requested by Braves in connection with the Financing
Each party shall use its reasonable best efforts to obtain all required regulatory approvals and consents
— Braves shall not be required to dispose of any of its assets or consent to the disposition of any assets of Royals
Customary conditions to closing, including:
— Approval by the shareholders of both Royals and Braves’
— Approval of Braves ADSs issued in the Transaction for listing on the NYSE and Braves underlying ordinary shares for listing on the UKLA’s premium listing segment
Conditions to Closing
— Termination or expiration of the waiting period under the HSR Act and consents set forth on the Disclosure Schedules
— No restraints preventing consummation of the Transaction
— Braves’ Form F-4 shall have been declared effective by SEC and its UK prospectus and UK circular shall have been approved by UKLA
Bring-down of representations and warranties and each of Royals and Braves must have performed its respective agreements in all material respects
No financing condition
1 Draft as of 1/15/17
2 Braves Amended and Restated Deposit Agreement, dated as of December 1, 2008, filed with the SEC.
Review of Braves Proposal and Market Context 29

CONFIDENTIAL
Goldman Sachs
Summary of Key Terms and Conditions from Merger Agreement1 (cont’d)
INVESTMENT BANKING DIVISION
Key Terms and Information (cont’d)
The Merger Agreement can be terminated by either Royals or Braves if (i) the Transaction is not consummated on or before [December 31, 2017] (the “End Date”); (ii) Royals shareholder approval is not obtained; or (iii) Braves shareholder approval is not obtained
A party has the right to terminate the Merger Agreement in the event of a breach of the Merger Agreement by the other party that results in failure of a condition to closing and that is not cured within 30 days
Each party can terminate the Merger Agreement in case of an adverse recommendation of the Transaction by the other party’s board (unless the Transaction is still approved by the other party’s shareholders)
Royals to pay Braves a termination fee of $1 billion if:
— Royals’ board changes its recommendation of the Transaction and the Merger Agreement is (i) terminated by Braves because of such change or (ii) terminated because Royals shareholders do not approve the Transaction or no vote is held
Termination — (a) The Merger Agreement is terminated because (i) closing of the Transaction does not occur by the End Date, (ii) Royals’ shareholders do not approve the Transaction, or (iii) Royals breaches the Merger Agreement, and (b) within 12 months following termination of the Merger Agreement, Royals enters into a definitive agreement relating to a takeover proposal made prior to termination of the Merger Agreement (or Royals shareholders meeting)
Braves to pay Royals a termination fee of $1 billion if:
— Braves’ board changes its recommendation of the Transaction and the Merger Agreement is (i) terminated by Royals because of such change or (ii) otherwise terminated because Braves shareholders do not approve the Transaction or no vote is held
— (a) The Merger Agreement is terminated because (i) closing of the Transaction does not occur by the End Date, (ii) Braves’ shareholders do not approve the Transaction, or (iii) Braves breaches the Merger Agreement, and (b) within 12 months following termination of the Merger Agreement, Braves enters into a definitive agreement relating to an alternative proposal made prior to termination of the Merger Agreement (or Braves’ shareholders meeting)
Braves shall pay to Royals a termination fee of $500,000,000 if the Merger Agreement is terminated by either Braves or Royals as a result of the failure to receive anti- trust approvals for the Transaction (and where all other conditions to closing shall have been satisfied)
The board of each of Royals and Braves is permitted to change its recommendation in favor of the Transaction if it determines in good faith that the failure to change its recommendation would be inconsistent with its fiduciary duties under applicable law
Board Recommendations Prior to any such change of recommendation, Royals or Braves (as the case may be), must provide the other party with four business days’ written notice and during such time must negotiate in good faith with the other party to modify the terms of the transaction in order to make the change of recommendation unnecessary
Even if a party changes its recommendation (whether due to a superior proposal or otherwise), the other party has the right to require that the Transaction still be put to a shareholder vote
1 Draft as of 1/15/17
Review of Braves Proposal and Market Context
30

CONFIDENTIAL
Goldman Sachs
Fair Value of Braves ADS vs. Actual
INVESTMENT BANKING DIVISION
Bloomberg Daily Intraday Trading Data from 9:30-11:25am EST Since
14-Sep-2016
Stock Price (in $)
$133
$126
$119
$112
$105
20-Oct-2016 21-Oct-2016 9:30 am 9:30 am
1.00%
0.80%
0.60%
0.40%
$115.11 $115.03
0.20%
0.00%
-0.07%
-0.20%
9/14/2016 9/26/2016 10/6/2016 10/19/2016 10/31/2016 11/10/2016 11/23/2016 12/6/2016 12/16/2016 12/30/2016 1/12/2017
9:30 10:15 10:55 9:40 10:20 11:00 9:40 10:20 11:00 10:20 11:25
Braves ADS
Fair Value of ADS¹
Delta (%)
Source: Bloomberg current record of intraday stock price and exchange rates, records only maintained until 14-Sep-2016 as of 15-Jan-2017
¹ Assumes Braves primary shares are converted to USD at the GBP / USD spot rate and adjusted by a factor of 2 to reflect the ADS-primary conversion ratio..
Other Supplemental Materials 31

CONFIDENTIAL
Goldman Sachs
Comparing Trading of ADR’s vs. Ordinary Shares
Over Time
INVESTMENT BANKING DIVISION
Calculated Daily at 10:30 AM ET (Both ADR and Ordinary Trading)
Ordinary Share/ ADR Spread (%)
4.0%
3.0%
2.0%
1.0%
0.0%
(1.0)%
(2.0)%
0.0%
(0.0)%
(0.0)%
(0.7)%
14-Sep-16
28-Sep-16
12-Oct-16
26-Oct-16
9-Nov-16
23-Nov-16
8-Dec-16
22-Dec-16
13-Jan-17
Braves
Unilever
Shire
Nokia
Company Ordinary Shares Traded¹ ADR’s Traded¹
Braves 2.8m 0.4m
Unilever 2.5m 1.3m
Shire 1.9m 1.4m
Nokia 19.9m 14.7m
Source: FactSet, Bloomberg; market data as of 13-Jan-2017
Note: Spreads are shown on a daily basis at 10:30 AM ET, during the overlapping period of trading in the ordinary shares and ADRs. Spread calculated by taking the difference between the sponsored ADR’s share price and the ordinary share’s stock price (accounting for the foreign exchange rate and ADR ratio) as a percentage of the ordinary share’s stock price.
¹ Average trading volume over two years.
Other Supplemental Materials 32

CONFIDENTIAL
Goldman Sachs
Analysis of Public Trading Since Announcement Implying Various Hypothetical Undisturbed Prices for Royals and Braves
INVESTMENT BANKING DIVISION
Royals
Royals
20-Oct-2016:
$47.17
13-Jan-2017:
$55.97
Braves ADS
13-Jan-2017: $115.21
14.0%
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
(2.0)%
(4.0)%
20-Oct 2-Nov 15-Nov 29-Nov 12-Dec 23-Dec 9-Jan
Benchmark Change Implied Royals Price
Altria 9.3% $51.54
S&P 500 6.2 50.11
S&P 500 Consumer Staples (0.5) 46.91
US-Focused Consumer Staples¹ (1.9) 46.26
9.3%
6.2%
(0.5)%
(1.9)%
Braves
6.0%
4.0%
2.0%
0.0%
(2.0)%
(4.0)%
(6.0)%
(8.0)% (10.0)% (12.0)%
20-Oct 2-Nov 15-Nov 29-Nov 12-Dec 23-Dec 9-Jan
Implied Braves ADR Price
Benchmark Change USD GBP
Braves (ADR, USD) (2.5)% $115.21 -
Braves (Ordinary Shares, USD) (2.1) 115.68 -
Braves (Ordinary Shares, GBP) (1.5) - 94.93
Philip Morris (5.4) 111.74 -
UK Consumer² (USD) (3.0) 114.58 -
UK Consumer² (GBP) (2.5) - 94.00
(1.5)%
(2.1)%
(2.5)%
(2.5)%
(3.0)%
(5.4)%
Source: Bloomberg, CapIQ, Market data as of 13-Jan-2017 Source: CapIQ, Bloomberg
1 US Focused Consumer Staples includes: CVS, TSN, WFM, HRL, SJM, SYY, DPS, CAG, CLX, CHD, HSY, CPB, MNST, WMT, COST, GIS, WBA, and K.
2 UK Consumer includes: ABF LN, CCH LN, DGE LN, RB LN, and UNLV LN.
Other Supplemental Materials 33

CONFIDENTIAL Goldman Sachs Royals and Braves EV / NTM EBITDA Relative to Peers and Braves Offer INVESTMENT BANKING DIVISION 16x 14x 12x 10x 8x 6x 4x 2x 0x Oct-2006 Jun-2008 Feb-2010 Oct-2011 Jun-2013 Feb-2015 Oct-2016 Average 3M YTD 3Y 5Y 10Y Royals 12.7 x 13.1 x 11.7 x 10.5 x 8.8 x Braves 12.2 11.6 10.39.7 9.1 Tobacco Peers¹ 13.0 13.3 12.0 11.0 10.3 15.0x (Implied by Braves Offer)3 12.6 x 12.3 x 11.4 x Royals Braves Tobacco Peers¹
Average 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016YTD
Royals 8.6 x 8.4 x 6.9 x 5.7 x 6.8 x 8.0 x 8.6 x 9.1 x 10.3 x 12.5 x 13.1 x
Braves Adjusted² 8.5 9.49.1 8.1 8.0 8.2 8.9 9.0 9.5 10.4 11.6
Tobacco Peers¹ 10.5 11.3 10.0 8.5 8.8 8.8 9.6 9.7 10.8 12.5 13.3
Source: IBES, Bloomberg, Market data as of 20-Oct-2016
1 Tobacco Peers include Altria, Imperial Brands, ITC, Japan Tobacco and Philip Morris.
2 Braves Adjusted equals Braves market capitalization minus value of Braves stake in Royals and ITC plus Braves Net Debt divided by total EBITDA per Company filings and Bloomberg market data.
3 Reflects implied value of Braves offer received on 10-Jan-2017.
Other Supplemental Materials 34

CONFIDENTIAL Goldman Sachs Royals and Braves NTM Price Earnings Relative to Peers and Braves Offer INVESTMENT BANKING DIVISION 25x 20x 15x 10x 5x Oct-2006 Jun-2008 Feb-2010 Oct-2011 Jun-2013 Feb-2015 Oct-2016 Average 3M YTD 3Y 5Y 10Y Royals 19.4 x 20.2 x 18.2 x 16.5 x 14.1 x Braves 18.3 17.7 16.3 15.6 14.4 Tobacco Peers¹ 19.9 20.0 17.1 16.1 14.9 23.4x (Implied by Braves 2 Offer) 18.8 x 18.7 x 16.6 x Royals Braves Tobacco Peers¹ Average 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016YTD Royals 15.0 x 13.8 x 11.1 x 9.2 x 11.2 x 13.2 x 13.9 x 14.4 x 16.2 x 19.2 x 20.2 x Braves 13.5 14.9 14.1 11.8 12.5 13.2 14.4 14.5 15.2 16.7 17.7 Tobacco Peers¹ 14.9 15.5 13.1 12.5 12.8 13.9 14.7 14.6 15.3 17.0 20.0 Source: IBES, Bloomberg, Market data as of 20-Oct-2016 1 Tobacco Peers include Altria, Imperial Brands, ITC, Japan Tobacco and Philip Morris.
2 Reflects implied value of Braves offer received on 10-Jan-2017.
Other Supplemental Materials 35

CONFIDENTIAL Goldman Sachs Royals Illustrative Weighted Average Cost of Capital INVESTMENT BANKING DIVISION Illustrative WACC Calculation As of 13-Jan-17 Assumptions Risk Free Rate (RF) 1 2.7% Market Risk Premium (Rp) 2 6.9% Tax Rate (t) 38.6% Pre-Tax Cost of Debt 3 3.5% Target Capital Structure Debt / Total Capitalization 4 15.2% Equity / Target Capitalization 84.8% Weighted Average Cost of Capital After-Tax Cost of Debt 2.1% Assumed Equity Beta (Be)5 0.55 Cost of Equity 6.5% WACC 5.9 % Equity Beta Debt / Total Capitalization 5.0% 15.0% 25.0% 0.50 6.0% 5.6% 5.2% 0.55 6.3% 5.9% 5.4% 0.60 6.6% 6.2% 5.7% Tobacco Landscape Metrics Equity Beta Asset Beta Current Debt / Total Capitalization Net Debt / Total Capitalization Tobacco Landscape Axioma Historical Axioma Predicted Axioma Historical Axioma Predicted Royals as of 20-Oct-2016 0.55 0.76 0.50 0.6 814.3%16.7 % US Peers Altria 0.50 0.63 0.48 0.6 0 6.8% 7.3% Philip Morris 0.58 0.68 0.52 0.61 15.2 18.0 Average 0.54 0.65 0.50 0.60 11.0% 12.7 % International Peers Braves as of 20-Oct-2016 1.10 0.88 0.96 0.77 17.0% 20.5% Imperial Brands 0.86 0.87 0.66 0.67 29.8 42.4 ITC Limited 0.95 0.98 0.98 1.00 (4.7) (4.5) Japan Tobacco 0.77 0.86 0.74 0.83 6.4 6.9 Median 0.91 0.88 0.85 0.8 011.7% 13.7 % Average 0.92 0.90 0.83 0.82 12.1 16.3 Source: Ibbotson, Axioma, and market data as of 13-Jan-2017 1 Risk-free rate based on 20-year government bonds. 2 Equity risk premium based on data from 1974 through 2015. 3 Pre-tax cost of debt reflects implied undisturbed yield on Royals 10-yr USD denominated bonds based upon Advantage Data USD IG Index. 4 Based on target leverage of 2.0x LTM Debt / EBITDA per Royals Management Plan and market capitalization as of 20-Oct-2016 (date before initial offer was received). 5 Equity beta based on Royals historical Axioma beta as of 20-Oct-2016 (date before initial offer was received).
Other Supplemental Materials 36

CONFIDENTIAL
Goldman Sachs
INVESTMENT BANKING DIVISION
Beta
1.20
1.00
0.80
0.60
0.40
0.20
Oct-2006 Jun-2008 Feb-2010 Oct-2011 Jun-2013 Feb-2015 Oct-2016
Averages 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016
Historical Beta 0.89 0.82 0.49 0.41 0.46 0.53 0.33 0.39 0.39 0.66 0.55
Predicted Beta 0.76 0.63 0.59 0.61 0.62 0.63 0.61 0.70 0.70 0.77 0.72
0.76
0.55
Historical Beta Predicted Beta
Source: Axioma as of 20-Oct-2016
Other Supplemental Materials 37

CONFIDENTIAL

Goldman Sachs

Braves Illustrative Weighted Average Cost of Capital Analysis

INVESTMENT BANKING DIVISION

Illustrative WACC Calculation

	As of 13-Jan-17
Assumptions	
Risk Free Rate (RF)[1]	1.9 %
Market Risk Premium (Rp)[2]	6.5 %
Tax Rate (t)	30.0 %
Pre-Tax Cost of Debt[3]	2.4 %
Target Capital Structure	
Debt / Total Capitalization[4]	21.3 %
Equity / Target Capitalization	78.7 %
Weighted Average Cost of Capital	
After-Tax Cost of Debt	1.7 %
Assumed Equity Beta (B_e)[5]	0.98
Cost of Equity	8.3 %
WACC	**6.9 %**

Equity Beta	Debt / Total Capitalization: 15.0 %	20.0 %	25.0 %
0.86	6.6 %	6.4 %	6.1 %
0.98	7.3 %	7.0 %	6.6 %
1.10	8.0 %	7.6 %	7.2 %

Tobacco Landscape Metrics

	Equity Beta		Asset Beta			
Tobacco Landscape	Axioma Historical	Axioma Predicted	Axioma Historical	Axioma Predicted	Current Debt / Total Capitalization	Net Debt / Total Capitalization
UK Tobacco Companies						
Braves as of 20-Oct-2016	1.10	0.88	0.96	0.77	17.0 %	20.5 %
Imperial Brands	0.86	0.87	0.66	0.67	29.8	42.4
Median	**0.98**	**0.88**	**0.81**	**0.72**	**23.4 %**	**31.4 %**
Other Tobacco Peers						
Altria	0.50	0.63	0.48	0.60	6.8 %	7.3 %
ITC Limited	0.95	0.98	0.98	1.00	(4.7)	(4.5)
Philip Morris	0.58	0.68	0.52	0.61	15.2	18.0
Royals as of 20-Oct-2016	0.55	0.76	0.50	0.68	14.3	16.7
Japan Tobacco	0.77	0.86	0.74	0.83	6.4	6.9
Median	**0.58**	**0.76**	**0.52**	**0.68**	**6.8 %**	**7.3 %**
Average	**0.67**	**0.78**	**0.64**	**0.74**	**7.6**	**8.9**

Source: Ibbotson, Axioma, and market data as of 13-Jan-2017

[1] Risk-free rate based on 20-year government bonds.

[2] Equity risk premium based on data from 1974 through 2015.

[3] Pre-tax cost of debt reflects implied undisturbed yield on Braves 10-yr GBP denominated bonds based upon Advantage Data GBP IG Index.

[4] Based on target leverage of 2-3.0x LTM Debt/ EBITDA and market capitalization as of 20-Oct-2016 (date before initial offer was received).

[5] Equity beta based upon the median Axioma historical equity beta of the UK Tobacco Companies.

Other Supplemental Materials

38

CONFIDENTIAL
Goldman Sachs
Braves Historical & Predicted Axioma Beta
INVESTMENT BANKING DIVISION
Beta
1.30
1.10
0.90
0.70
0.50
0.30
Oct-2006 Jun-2008 Feb-2010 Oct-2011 Jun-2013 Feb-2015 Oct-2016
Averages 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016
Historical Beta 0.63 0.53 0.59 0.75 0.68 0.59 0.57 0.60 0.60 1.00 1.05
Predicted Beta 0.75 0.76 0.71 0.69 0.74 0.75 0.75 0.80 0.80 0.91 0.82
1.10
0.88
Historical Beta Predicted Beta
Source: Axioma as of 20-Oct-2016
Other Supplemental Materials 39

CONFIDENTIAL

Goldman Sachs

Pro Forma Braves / Royals Illustrative Weighted Average Cost of Capital

INVESTMENT BANKING DIVISION

Illustrative WACC Calculation

Assumptions	As of 13-Jan-17
Risk Free Rate (RF)[1]	1.9 %
Market Risk Premium (Rp)[2]	6.5 %
Blended Tax Rate (t)	31.6 %
Pre-Tax Cost of Debt[3]	2.5 %
Target Capital Structure	
Debt / Total Capitalization[4]	21.3 %
Equity / Target Capitalization	78.7 %
Weighted Average Cost of Capital	
After-Tax Cost of Debt	2.5 %
Assumed Equity Beta (B_e)[5]	0.85
Cost of Equity	7.5 %
WACC	**6.2 %**

Equity Beta	Debt / Total Capitalization 15.0 %	20.0 %	25.0 %
0.72	5.9 %	5.6 %	5.4 %
0.85	6.6 %	6.3 %	6.0 %
0.98	7.3 %	7.0 %	6.6 %

Tobacco Landscape Metrics

	Equity Beta		Asset Beta			
Tobacco Landscape	Axioma Historical	Axioma Predicted	Axioma Historical	Axioma Predicted	Current Debt / Total Capitalization	Net Debt / Total Capitalization
Pro Forma Company						
Median UK Tobacco Companies[6]	0.98	0.88	0.81	0.72	23.4 %	31.4 %
Royals in GBP as of 20-Oct-2016[7]	0.69	NA	0.63	NA	14.3	16.7
Blended Value[8]	**0.85**	**NA**	**0.73**	**NA**	**19.3 %**	**24.8 %**
Other Tobacco Peers						
Altria	0.50	0.63	0.48	0.60	6.8 %	7.3 %
Imperial Brands	0.86	0.87	0.66	0.67	29.8	42.4
ITC Limited	0.95	0.98	0.98	1.00	(4.7)	(4.5)
Japan Tobacco	0.77	0.86	0.74	0.83	6.4	6.9
Philip Morris	0.58	0.68	0.52	0.61	15.2	18.0
Median	**0.77**	**0.86**	**0.66**	**0.67**	**6.8 %**	**7.3 %**
Average	**0.73**	**0.80**	**0.67**	**0.74**	**10.7**	**14.0**

Source: Ibbotson, Axioma, and market data as of 13-Jan-2017

[1] Risk-free rate based on 20-year government bonds. [2] Equity risk premium based on data from 1974 through 2015. [3] Pre-tax cost of debt based upon the Braves 10-yr GBP note yields as of 09-Jan-2017. [4] Based on target leverage of 2-3.0x LTM Debt/ EBITDA per Pro Forma Forecast and market capitalization as of 20-Oct-2016 (date before initial offer was received). [5] Equity beta based upon blended value of Braves and Royals standalone historical betas in GBP. [6] Reflects median UK Tobacco Companies values [7] Reflects values implied by illustrative regression of Royals 2-yr weekly stock return in GBP (converted at spot rate) against 2-yr weekly return of the FTSE 350. [8] Values blended based on market cap contribution – assumes Royals contributes 45% of market cap and Braves contributes 55% based upon their market capitalization as of 20-Oct-2016 (date before initial offer was received).

Other Supplemental Materials

40

CONFIDENTIAL
Goldman Sachs
Royals Equity Capitalization Table
As of 31-Dec-2016
INVESTMENT BANKING DIVISION
($ in millions)
Total
Basic Shares Outstanding
Common Shares Outstanding 1,425.9
% of Common Shares Acquired 57.8%
Common Shares Acquired 824.6
Potentially Dilutive Securities
Performance Shares 6.3
Company - DSU’s 0.6
Company - RSU’s 0.1
Total Dilutive Securities 7.1
Total Diluted Shares Acquired 831.6
Implied Offer Value1 $59.74
Fully Diluted Equity Value Acquired $49,682
Memo: Total Fully Diluted Shares 1,433.0
Source: Share count as per Merger Agreement
1 Based on ADS value of $115.21, ADS Exchange ratio of 0.2630 and cash value per share of $29.44.
Other Supplemental Materials 41

CONFIDENTIAL

Goldman Sachs

Royals Debt Capitalization Table
As of 31-Dec-2016
($ in millions)

INVESTMENT BANKING DIVISION

Bonds	Coupon	Maturity	Book Value	x LTM EBITDA	Comments
$2bn Undrawn RCF	L+120	2020	$ 0	0.0 x	101% Dual-Trigger Change of Control
2.300% notes due 2017	2.300 %	2017	447	0.1 x	101% Dual-Trigger Change of Control
2.300% notes due 2018	2.300 %	2018	1,250	0.3 x	101% Dual-Trigger Change of Control
8.125% notes due 2019	8.125 %	2019	669	0.4 x	101% Dual-Trigger Change of Control
3.250% notes due 2020	3.250 %	2020	771	0.6 x	101% Dual-Trigger Change of Control
6.875% notes due 2020	6.875 %	2020	641	0.7 x	101% Dual-Trigger Change of Control
3.250% notes due 2022	3.250 %	2022	158	0.7 x	101% Dual-Trigger Change of Control
4.000% notes due 2022	4.000 %	2022	1,000	0.9 x	101% Dual-Trigger Change of Control
3.750% notes due 2023	3.750 %	2023	30	0.9 x	101% Dual-Trigger Change of Control
4.850% notes due 2023	4.850 %	2023	550	1.0 x	101% Dual-Trigger Change of Control
4.450% notes due 2025	4.450 %	2025	2,500	1.4 x	101% Dual-Trigger Change of Control
5.700% notes due 2035	5.700 %	2035	750	1.6 x	101% Dual-Trigger Change of Control
7.250% notes due 2037	7.250 %	2037	450	1.6 x	101% Dual-Trigger Change of Control
8.125% notes due 2040	8.125 %	2040	237	1.7 x	101% Dual-Trigger Change of Control
7.000% notes due 2041	7.000 %	2041	240	1.7 x	101% Dual-Trigger Change of Control
4.750% notes due 2042	4.750 %	2042	173	1.8 x	101% Dual-Trigger Change of Control
6.150% notes due 2043	6.150 %	2043	550	1.9 x	101% Dual-Trigger Change of Control
5.850% notes due 2045	5.850 %	2045	2,250	2.3 x	101% Dual-Trigger Change of Control
2.300% notes due 2017	2.300 %	2017	53	2.3 x	101% Dual-Trigger Change of Control
8.125% notes due 2019	8.125 %	2019	81	2.3 x	101% Dual-Trigger Change of Control
6.875% notes due 2020	6.875 %	2020	109	2.3 x	101% Dual-Trigger Change of Control
3.750% notes due 2023	3.750 %	2023	19	2.3 x	101% Dual-Trigger Change of Control
8.125% notes due 2040	8.125 %	2040	13	2.3 x	101% Dual-Trigger Change of Control
7.000% notes due 2041	7.000 %	2041	9	2.3 x	101% Dual-Trigger Change of Control
Total Debt			**$ 12,950**	**2.3 x**	
Cash			2,051		
Net Debt			**$ 10,899**	**1.9 x**	

Source: Royals Management Plan, Company filings, CapIQ, assumes LTM EBITDA of $5,718mm as of 30-Sep-2016 as per Company filings.

Other Supplemental Materials

42

CONFIDENTIAL

Goldman Sachs

Royals Projected Unlevered Free Cash Flow

INVESTMENT BANKING DIVISION

($ in millions)

	Historical 2015	2017F	2018F	2019F	2020F	2021F	Terminal Year
Free Cash Flow							
Revenue	$ 10,675	$ 13,009	$ 13,621	$ 14,331	$ 15,095	$ 15,909	$ 15,909
% Growth		*3.8 %*	*4.7 %*	*5.2 %*	*5.3 %*	*5.4 %*	
EBITDA	$ 4,560	$ 6,313	$ 6,877	$ 7,329	$ 8,026	$ 8,696	$ 8,696
% Margin	*42.7 %*	*48.5 %*	*50.5 %*	*51.1 %*	*53.2 %*	*54.7 %*	*54.7 %*
EBIT	**$ 4,438**	**$ 6,181**	**$ 6,736**	**$ 7,190**	**$ 7,880**	**$ 8,548**	**$ 8,546**
Tax (Expense) / Benefit	(1,603)	(2,237)	(2,450)	(2,625)	(2,881)	(3,128)	(3,127)
EBIAT	**$ 2,835**	**$ 3,944**	**$ 4,286**	**$ 4,565**	**$ 5,000**	**$ 5,420**	**$ 5,418**
(+) D&A	122	132	141	139	146	148	150
(-) Capital Expenditures	(174)	(255)	(189)	(150)	(150)	(150)	(150)
(-) Increase in Working Capital	595	242	34	176	147	173	76
(-) Other	(402)	(199)	(225)	(246)	(187)	(170)	(236)
Unlevered FCF	**$ 2,976**	**$ 3,864**	**$ 4,047**	**$ 4,484**	**$ 4,956**	**$ 5,421**	**$ 5,258**
% of EBITDA	*65.3 %*	*61.2 %*	*58.9 %*	*61.2 %*	*61.7 %*	*62.3 %*	*60.5 %*
Present Value FCF		**$ 3,758**	**$ 3,722**	**$ 3,899**	**$ 4,075**	**$ 4,215**	**$ 71,110**

Present Value Of Cash Flows	$ 19,668
Present Value of Terminal Value	$ 71,110
Enterprise Value	**$ 90,778**
Net Debt	(10,899)
Equity Value	**$ 79,879**
Shares Outstanding	1,433
Share Price	**$ 55.74**
Terminal % of Total	*78.3 %*

Source: Royals Management Plan, Merger agreement (share count)

Note: Cash flows discounted to 30-Sep-2016. Assumes elimination of $97mm one-time income tax benefit and $66mm in deferred income tax expense to adjust Other cash flows from 2021 to the terminal year as per Royals Management Plan. Other cash flows includes $251mm in annual pension contribution each year, including the terminal year as per Royals Management Plan. An additional $2mm of depreciation expense is included in terminal year EBIT to normalize perpetual D&A with CAPEX as per Royals Management Plan.

Other Supplemental Materials

43

CONFIDENTIAL
Goldman Sachs
Braves Projected Unlevered Free Cash Flow
INVESTMENT BANKING DIVISION
($ in millions)
Historical Royals Management Forecasts Terminal Year
2015 2017F 2018F 2019F 2020F 2021F
Revenue £ 13,104 £ 16,316 £ 16,969 £ 17,647 £ 18,353 £ 19,087 £ 19,087
% Growth 10.2% 4.0% 4.0% 4.0% 2.0%
EBITDA £ 5,330 £ 6,405 £ 6,769 £ 7,128 £ 7,505 £ 7,900 £ 7,900
% Margin 40.7% 39.3% 39.9% 40.4% 40.9% 41.4% 41.4%
EBIT £ 4,992 £ 6,040 £ 6,404 £ 6,763 £ 7,140 £ 7,535 £ 7,300
Tax (Expense) / Benefit (1,261) (1,752) (1,857) (1,961) (2,071) (2,185) (2,117)
EBIAT £ 3,731 £ 4,288 £ 4,547 £ 4,802 £ 5,069 £ 5,350 £ 5,183
(+) D&A 338 365 365 365 365 365 600
(-) Capital Expenditures (483) (600) (600) (600) (600) (600) (600)
(-) Increase in Working Capital (351) (120) (300) (300) (300) (300) (300)
(-) Other1 (678) (626) (328) (250) (250) (250) 0
Unlevered FCF £ 2,557 £ 3,307 £ 3,684 £ 4,017 £ 4,284 £ 4,565 £ 4,883
% of EBITDA 48.0% 51.6% 54.4% 56.4% 57.1% 57.8% 61.8%
Present Value FCF £ 3,197 £ 3,328 £ 3,392 £ 3,381 £ 3,367 £ 51,447
Royals DCF
Low
High
Market
30% Stake in ITC (Market) £ 10,584 £ 10,584 £ 10,584
42% Stake in Royals £ 22,293 £ 35,625 £ 23,131
Total Value of Affiliates £ 32,877 £ 46,209 £ 33,715
Shares Outstanding 1,874 1,874 1,874
Per Share Value of Affiliates £ 17.54 £ 24.65 £ 17.99
Present Value Of Cash Flows £ 16,665
Present Value of Terminal Value £ 51,447
Enterprise Value £ 68,112
Net Debt (16,348)
Equity Value £ 51,764
Shares Outstanding 1,874
Implied Share Price £ 27.62
Braves Standalone DCF Value £ 21.53 £ 37.01 £ 27.62
Total Braves DCF Value £ 39.07 £ 61.66 £ 45.61
Source: Braves Forecast
Note: Braves cash flows discounted to 31-Dec-2016 balance sheet provided per Braves Forecast using mid-year convention for cash flows. Braves terminal year EBIT includes an additional £235mm in D&A to normalize perpetual D&A with CAPEX and terminal cash flows exclude £250mm in restructuring expense in 2021. Braves Forecast assumes pension contributions through 2018 and that pension plan is sufficiently funded post 2018 resulting in no incremental cash flows beyond the cash pension expense included in Net Income.
Braves low and high values assume (0.5)% and 0.5% PGR / 8.0% and 6.0% WACC respectively. Royals low and high values assume (0.5)% and 0.5% PGR / 6.5% and 5.0% WACC respectively discounted to 31-Dec-2016. Royals and ITC market values represent value of BAT ownership stakes as of 20-Oct-2016 and 31-Dec-2016 respectively. Royals converted at USD / GBP rate of 1.2186x and ITC converted at INR / GBP rate of 83.950x as of 31-Dec-2016.
1 Includes pension funding and restructuring expense.
Other Supplemental Materials 44

CONFIDENTIAL

Goldman Sachs

Common Stock Comparison

U.S. and International Tobacco Peers

($ in millions)

INVESTMENT BANKING DIVISION

Company	Closing Price 13-Jan-2017	% of 52 Week High	Adjusted Equity Market Cap (1)	Adjusted Enterprise Value (1)	Enterprise Value Multiples (2) EBITDA 2016	2017	2018	Calendarized P/E Multiples (2) 2016	2017	2018	5-Year EPS CAGR (2)	2018 PE/5-Year EPS CAGR	Dividend Yield
Royals IBES Estimates (Undisturbed Date)	$ 47.17	87 %	$ 67,493	$ 78,713	13.2 x	12.3 x	11.6 x	20.5 x	18.5 x	17.1 x	NA	NA	3.9 %
Royals Management (Undisturbed Date)	47.17	87	67,493	78,713	13.1	12.5	11.4	20.4	18.6	16.9	NA	NA	3.9
Braves IBES (3)	£ 47.30	92 %	$ 60,897	$ 80,817	11.3 x	10.1 x	9.6 x	19.2 x	16.8 x	15.5 x	12.1 %	1.3 %	3.3 %
Braves IBES (Undisturbed Date) (3)	£ 48.03	94	68,679	91,246	12.8	11.4	10.8	19.5	17.3	16.0	12.0	1.4	3.2
Selelcted Comparable Companies													
Philip Morris (4)	$ 90.40	87 %	$ 141,724	$ 166,927	14.3 x	13.4 x	12.5 x	20.1 x	19.0 x	17.4 x	7.7 %	2.3 %	4.6 %
Altria (5)	67.58	96	111,204	120,908	12.9	12.3	11.7	22.3	20.2	18.7	8.1	2.3	3.6
Japan Tobacco	¥ 3,870.00	80	60,312	65,064	10.2	10.2	9.7	16.6	16.6	15.3	(0.4)	NM	3.3
Imperial Brands	£ 35.90	86	41,678	59,783	12.9	11.8	11.3	14.0	12.8	12.1	5.1	2.3	4.3
ITC Limited (6)	INR 249.65	94	44,383	42,399	18.4	16.5	14.8	28.6	25.3	22.6	18.5	1.2	3.4
Mean		89 %	$ 79,860	$ 91,016	13.7 x	12.8 x	12.0 x	20.3 x	18.8 x	17.2 x	7.8 %	2.0 %	3.8 %
Median		87	60,312	65,064	12.9	12.3	11.7	20.1	19.0	17.4	7.7	2.3	3.6

Note: Company valuations denoted with "(Undisturbed Date)" reflect valuations as of 20-Oct-2016.

(1) Source: Latest publicly available financial statements. Equity Market Cap based on diluted shares outstanding.

(2) Sources: LTM numbers are based on latest publicly available financial statements. Projected EBITDA and EPS are based on IBES median estimates and/or other Wall Street research. All research estimates have been calendarized to December year end.

(3) EV adjusted for equity investments of 42% in Royals and 30% in ITC Ltd.

(4) Pro Forma adjusted for equity investments of 20% in Megapolis Distribution BV and 49% in EITA

(5) Adjusted for 10.2% ownership in ABI+SAB and $1.9bn post-tax cash dollars received from the acquisition after additional share repurchases.

(6) Adjusted for 45.8% stake in Gujarat Hotels and 49.0% stake in International Travel House.

Other Supplemental Materials

45